EXHIBIT 99.A

News

For Immediate Release

El Paso Corporation Announces Private Placement to Remarket Senior Notes

HOUSTON, TEXAS, May 10, 2005—El Paso Corporation (NYSE: EP) announced today that it intends to offer $272,102,000 aggregate principal amount of Senior Notes due August 16, 2007 in a Rule 144A offering with registration rights. El Paso is offering the notes, on a stand-alone basis, in compliance with its obligation to remarket notes originally issued in 2002 as part of its equity security units, and accordingly, will not receive any proceeds from the sale of the remarketed notes.

The notes will be senior unsecured obligations of El Paso Corporation and will rank equally in right of payment with its other existing and future unsecured senior indebtedness. The notes will not be guaranteed by any affiliates of El Paso Corporation.

The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 as amended (the Securities Act) and to persons outside the United States under Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or a solicitation of any offer to buy such securities and is issued pursuant to Rule 135c under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements
This news release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including without limitation the results of the private placement of the remarketed notes. While we make these statements and projections in good faith, neither we nor our management can guarantee that anticipated future results will be achieved. Reference must be made to our (and our affiliates’) Securities and Exchange Commission filings for additional important factors that may affect actual results. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events, or otherwise.